                                  NATROL, INC.

                               4,531,000 Shares(1)
                                  Common Stock
                           (par value $.01 per share)

                                 --------------

                             Underwriting Agreement

                                                   , 1998

Adams, Harkness & Hill, Inc.
NationsBanc Montgomery Securities LLC
Piper Jaffray Inc.
 As representatives of the several
 Underwriters named in Schedule I hereto, c/o Adams, Harkness & Hill, Inc.
60 State Street
Boston, Massachusetts 02109

Dear Sirs:

      Natrol, Inc., a Delaware corporation (together with its predecessor, the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 3,200,000 shares (the "Company Firm Shares") and, at the election of the Underwriters, up to 295,500 additional shares (the "Company Optional Shares") of common stock of the Company, $.01 par value per share ("Common Stock"), and the Selling Stockholders named in Schedule II hereto (the "Selling Stockholders"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 740,000 shares (the "Selling Stockholder Firm Shares", and together with the Company Firm Shares, the "Firm Shares") and at the election of the Underwriters, up to an additional 295,500 shares (the "Selling Stockholder Optional Shares", and together with the Company Optional Shares, the "Optional Shares") of Common Stock. The Firm Shares, and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof, are herein collectively called the "Shares".


--------
(1) Includes 591,000 shares subject to an option to purchase additional shares to cover over-allotments.

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-52109) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); to the Company's knowledge, based solely on oral advice provided by the Commission on the date hereof, the Initial Registration Statement, including any pre-effective amendments thereto and any post-effective amendment thereto, each in the form heretofore delivered to you, and to you for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and the Company has received no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, the Company has received no notice of the initiation or planned initiation of any proceeding for that purpose and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement, if any, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (b) The Company has received no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions (i) which have been corrected in a subsequent

Preliminary Prospectus or the final Prospectus or (ii) made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through you expressly for use therein. The Company acknowledges that the statements set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legends required by Item 502(d) of Regulation S-K under the Act and the information under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion in the Registration Statement;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through you expressly for use therein;

            (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described or filed as required; the contracts so described in the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against and by the Company or its subsidiaries in accordance with their respective terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained herein, and are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any other party is in material breach of or material default under any of such contracts;

            (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (hereinafter a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus;

            (f) The Company and its subsidiaries have valid title to all properties and assets described in the Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not result in a Material Adverse Change;

            (g) Each of the Company and its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its respective jurisdiction of organization, each with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (except where the failure to be so qualified in any such jurisdiction would not result in a Material Adverse Change);

            (h) The Company had as of March 31, 1998 an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus, and all the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Company, free and clear of all liens, encumbrances or claims, except for pledges pursuant to the Amended and Restated Credit Agreement between the Company and Wells Fargo Bank, N.A. (the "Credit Agreement") as described in the Prospectus;

except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company's stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, options and rights;

            (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no stockholder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

            (j) The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained herein;

            (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

            (l) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, if adversely decided, would result in a Material Adverse Change; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which would result in a Material Adverse Change; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body;

            (m) The Company and its subsidiaries possess all governmental or regulatory licenses, certificates, authorizations or permits that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and which the failure to possess would result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would be expected to result in a Material Adverse Change;

            (n) Each of Ernst & Young LLP and Farber & Hass LLP, who have certified certain financial statements of the Company and Pure-Gar, L.P., respectively, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder;

            (o) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent public accountants named in paragraph (n) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data," "Capitalization," "Selected Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Statements of Income" present fairly in all material respects the information set forth therein on the basis stated in the Registration Statement;

            (p) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their business as now conducted except where the failure to so own or possess would not result in a Material Adverse Change; except as disclosed in the Registration Statement and Prospectus, the Company has no knowledge of any material infringement by the Company of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which, if adversely decided, would result in a Material Adverse Change;

            (q) The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or is reasonably likely to be asserted or threatened against the Company or any of its subsidiaries which would result in a Material Adverse Change;

            (r) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (s) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by companies engaged in businesses substantially similar to that of the Company, all of which insurance is in full force and effect;

            (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

            (u) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (v) The Company has filed a registration statement pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, has filed an application to list the Common Stock on the Nasdaq National Market and has received notification that the listing has been approved, subject to notice of issuance of the Shares;

            (w) The Company and each of its subsidiaries is conducting its business in compliance with all the laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, those of the United States, and all governmental bodies having jurisdiction over the Company, including but not limited to the United States Food and Drug Administration, Federal Trade Commission, Consumer Product Safety Commission, Department of Agriculture and Environmental Protection Agency and those relating to employment and employment practices, except where the failure to so comply would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notification of any asserted present or past failure of the Company or its subsidiaries to comply with any such laws, rules or regulations to the extent such notice would reasonably be expected to result in a Material Adverse Change; and

            (x) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or toxic substance or wastes, pollutants or contaminants, except where the failure to so comply would not result in a Material Adverse Change.

                  2. Representations and Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

            (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling

Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into and perform this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

            (b) This Agreement and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained herein and therein;

            (c) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on his or its part contemplated by this Agreement and the Custody Agreement, except such as have been obtained under the Act or the rules and regulations thereunder and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares;

            (d) The sale of the Shares to be sold by such Selling Stockholder hereunder and the performance by such Selling Stockholder of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of his or its material properties is bound or affected, or violate or conflict with the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Agreement of Limited Partnership of such Selling Stockholder if such Selling Stockholder is a limited partnership or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder;

            (e) Such Selling Stockholder has, and at the applicable Time of Delivery (as defined below) will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances or claims (except those in favor of the Underwriters created by this Agreement or the Custody Agreement); and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances or claims, will pass to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

            (f) Such Selling Stockholder will not, directly or indirectly, offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase, make a distribution of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock held by such Selling Stockholder, acquired by such Selling Stockholder after the date hereof or which may be deemed to be beneficially owned (as defined in the rules and regulations of the Commission) by such Selling Stockholder, for a period of 180 days following the date of the Prospectus, other than (i) the sale of the Shares pursuant to this Agreement, (ii) with the prior written consent of Adams Harkness & Hill, Inc. or (iii) pursuant to a bona fide gift to a person or entity who agrees in writing to be bound by the provisions of the agreements set forth in this paragraph (f);

            (g) Such Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares;

            (h) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such statements contained in the Preliminary Prospectus and the Registration Statement in reliance thereon did, and such statements contained in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus in reliance thereon, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (i) Such Selling Stockholder has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such

Selling Stockholder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus contained and, at each Time of Delivery, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

            (j) Such Selling Stockholder has carefully reviewed the representations and warranties of the Company contained in this Agreement and the information contained in the Registration Statement. Based on the foregoing (i) such Selling Stockholder has no reason to believe and does not believe that the representations of the Company contained in this Agreement are not true and correct in all material respects; (ii) such Selling Stockholder has no knowledge of any fact, condition or information not disclosed in the Registration Statement which has materially adversely affected or which may materially adversely affect the business of the Company; and (iii) the sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any adverse information concerning the Company which is not set forth in the Registration Statement.

      In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      Certificates in negotiable form representing the shares of Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Convertible Preferred Stock") which, immediately prior to the consummation of the transactions contemplated hereby, will convert into all of the Shares to be sold by such Selling Stockholder, have been placed in custody under the Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Custodian (as defined in the Custody Agreement), and that such Selling Stockholder has duly executed and delivered a Power-of-Attorney, in the form heretofore furnished to you, appointing Elliott Balbert and Dennis Jolicoeur, and each of them, as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine (subject to the provisions of the Custody Agreement) the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of the Selling

Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

      Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be dissolved, of if such corporation or partnership should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

      3. Shares Subject to Sale. (a) On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders contained herein, and subject to the terms and conditions of this Agreement,
(i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell its respective Selling Stockholder Firm Shares to the several Underwriters, and (iii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of $___, the respective number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, (i) the Company agrees to issue and sell the Company Optional Shares to the several Underwriters, (ii) each of the Selling Stockholders agree to sell its respective Selling Stockholder

Optional Shares to the several Underwriters, and (iii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

      In addition, subject to the terms and conditions of this Agreement, the Company and the Selling Stockholders, as and to the extent indicated in
Schedule II hereto, each hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 295,500 Company Optional Shares and 295,500 Selling Stockholder Optional Shares, respectively, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each of the Selling Stockholders. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than three business days after the date of such notice.

      4. Offering. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      5. Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company and the Attorneys-in-Fact, shall be delivered by or on behalf of the Company and each of the Selling Stockholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds all at the office of Adams, Harkness & Hill, Inc., 60 State Street, Boston, Massachusetts 02109. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on ________, 1998 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional

Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty four hours prior to each Time of Delivery at such location as you may specify.

      6. Covenants of the Company. The Company agrees with each of the
Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus of which you shall not have been previously advised and furnished with a copy or to which you shall have reasonably objected in writing promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

            (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, without your prior written consent other than (i) the sale of the Shares to be sold by the Company hereunder, (ii) the Company's issuance of shares and the award of options under its stock plans in amounts not in excess of the amount shown as available for grant in the Prospectus, (iii) the Company's issuance of shares of Common Stock and the Company's Redeemable Preferred Stock, par value $.01 per share, upon the conversion of the outstanding shares of the Convertible Preferred Stock in connection with the consummation of the transactions contemplated hereby and by the Prospectus and (iv) the Company's issuance of shares of Common Stock, with five business days prior written notification to Adams, Harkness & Hill, Inc., in connection with the acquisition by the Company of another company or entity, provided that the terms of such issuance contractually prohibit the resale or other disposition of such shares of Common Stock through the date 180 days after the date of the Prospectus;

            (f) During a period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to grant options to purchase shares of Common Stock at a price less than the initial public offering price;

            (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to furnish or make available to its stockholders (within the meaning of Rule 158(b) under the Act) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company generally, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

            (i) To use the net proceeds acquired by it from the sale of the Shares in substantially the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

            (j) Not to file with the Commission any registration statement on Form S-8 relating to shares of its Common Stock prior to 90 days after the effective date of the Registration Statement; and

            (k) Not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 180 days from the date of the Prospectus other than in accordance with its terms.

      7. Covenants of the Selling Stockholders. Each of the Selling Stockholders agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Stockholder hereunder and the fees and expenses, if any, of counsel and accountants retained by such Selling Stockholder.

The Company agrees with such Selling Stockholders to pay all costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement (except as set forth above), including, but not limited to, all expenses incident to the delivery of the certificates for the Shares to be sold by the Selling Stockholders, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), all Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares to be sold by the Selling Stockholders under the state securities or Blue Sky laws, all filing fees and the reasonable fees and expenses of counsel for the Underwriters payable in connection with the review of the offering of the Shares by the NASD, and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto; provided that each Selling Stockholder agrees to pay or cause to be paid his or its pro rata share (based on the percentage which the number of Shares sold by such Selling Stockholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

      8. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred by it in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fee of the NASD; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      9. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their sole reasonable discretion, to the condition that all representations and warranties and other statements of the Company and each

Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each Selling Stockholder shall each have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued to the Company and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Hale and Dorr LLP, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Goodwin, Procter & Hoar LLP, counsel to the Company and the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus;

                  (ii) The Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company (other than the Shares) have been duly authorized and validly issued, are fully paid and non-assessable, and, to the best of such counsel's knowledge, were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase any securities which have not been waived; the Shares have been duly authorized and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, will not have been issued in violation of or subject to any preemptive or similar rights; and the Shares conform as to legal matters to the description of the Common Stock contained in the Prospectus;

                  (iii) The Company has been duly qualified as a foreign
            corporation for the transaction of business and is in good standing under the laws of the jurisdictions listed on Annex A to the opinion (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of public officials);

                  (iv) Each subsidiary of the Company listed on Annex B to the opinion has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record by the Company, free and clear, to the best of such counsel's knowledge, of all liens, encumbrances or claims except pledges pursuant to the Credit Agreement (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company or its subsidiaries);

                  (v) Such counsel does not know of any litigation or any
            governmental proceeding instituted or threatened against the Company or its subsidiaries that would be required to be disclosed in the Prospectus that is not so disclosed;

                  (vi) The Company has corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) The issuance and sale of the Shares being delivered at such Time of Delivery by the Company hereunder will not (A) result in any violation of the provisions of the Certificate of Incorporation or bylaws of the Company, (B) conflict with or result in a breach or violation on the part of the Company or any subsidiary of any of the terms or provisions of, or constitute a default under, any agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property to bound filed as an exhibit to the Registration Statement, or (C) to the best of such counsel's knowledge, result in a violation on the part of the Company of any applicable Massachusetts or Federal statute or regulation or the Delaware General Corporation Law;

                  (viii) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and the rules and regulations thereunder and as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion) or the NASD (as to which such counsel need express no opinion);

                  (ix) Such counsel does not know of any documents that are
            required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Registration Statement and the Prospectus and are not so summarized;

                  (x) The statements under the captions ["Risk Factors -
            AntiTakeover Provisions"; "Risk Factors - Shares Eligible for Future Sale"; "Management - Employee Stock and other Benefit Plans"; "Certain Transactions"; "Description of Capital Stock"; and "Shares Eligible for Future Sale"] in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements);

                  (xi) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, the Company has not granted any rights, warrants or options to acquire, instruments convertible into or exchangeable or exercisable for, or entered into any commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible units or exchangeable for capital stock of the Company;

                  (xii) No holders of securities of the Company have rights
            under the provisions of the Certificate of Incorporation or bylaws of the Company or under any agreement filed as an exhibit to the Registration Statement which have not been waived or satisfied to the registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                  (xiii) The Company is not an "investment company" or an
            "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as defined in the Investment Company Act;

                  (xiv) The Registration Statement and the Prospectus and any
            further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than financial, statistical or accounting data and related schedules therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder;

                  (xv) To the best of such counsel's knowledge, this Agreement, the Power-of-Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders; each of the Power-of-Attorney and the Custody Agreement is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained therein; to the best of such counsel's knowledge, the performance of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions therein contemplated by each of the Selling Stockholders will not result in the violation of the provisions of the Agreement of Limited Partnership of such Selling Stockholder if such Selling Stockholder is a partnership or any order, rule or regulation known to such counsel of any Massachusetts or Federal court or governmental agency or body having jurisdiction over such Selling Stockholder;

                  (xvi) To the best of such counsel's knowledge, each of the
            Selling Stockholders has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; immediately prior to the date hereof, such Selling Stockholder was the record owner of the Shares to be sold by such Selling Stockholder on the date hereof; each Underwriter that is a "protected purchaser" within the meaning of Article 8 of the Massachusetts Uniform Commercial Code (the "Code") will acquire, upon payment for such Shares as provided in the Underwriting Agreement, its interest in the Shares free of any adverse claim, as defined in the Code.

      Such counsel shall have also furnished to you a letter, dated such Time of Delivery, that they have participated in the preparation of the Registration Statement and Prospectus and have participated in discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants. On the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through its practice under the Act, such counsel will confirm to you that, in such counsel's opinion, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

      Such counsel shall also include a statement in such letter as to the matters set forth in this paragraph. The Registration Statement has become effective under the Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor has any proceeding been instituted or contemplated for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act within the time period required thereby.

      Such letter may also state the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions ["Risk Factors -- Anti-Takeover Provisions," "Management --Employee Stock and Other Benefit Plans," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale"] in the Prospectus, insofar as they describe provisions, therein described, of documents governed by the Delaware General Corporation Law or of United States Federal tax law. Also, such counsel does not express any opinion or belief as to (i) the statements in the Registration Statement or the Prospectus made under the captions "Risk Factors -- Government Regulation," "Risk Factors -- Intellectual Property Protection," "Business -- Regulatory
Matters" and

"Business -- Trademarks and Patents," (ii) any statement or claim in the Registration Statement or the Prospectus with respect to the use or intended use of the Company's products, and (iii) the financial statements, other financial, statistical or accounting data and related schedules contained in the Registration Statement or the Prospectus.

            (e) Gronek & Armstrong, regulatory counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The statements under the captions ["Risk Factors
            Government Regulation"; and "Business - Government Regulation"] in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements and provided, further, that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects); and

                  (ii) Such counsel has no reason to believe that, with respect only to the portions of the Registration Statement and Prospectus set forth in clause (i) of this subsection (e), as of its effective date, the Registration Statement or any further amendment made thereto by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (f) Abelman, Frayne & Schwab, intellectual property counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Such counsel is familiar with the technology used by the
            Company and its subsidiaries in their businesses and the manner of its use thereof and has read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights;

                  (ii) Such counsel has no reason to believe that the
            Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights owned or used by the Company or any of its subsidiaries, or the manner of its use thereof, or any allegation on the part of any person that the Company or any of its subsidiaries is infringing any trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of any such person or (B) omits to state any material fact relating to trademarks, trade names, patents, mask works, copyrights, license, trade secrets or other intellectual property rights owned or used by the Company or any of its subsidiaries, or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

                  (iii) To the best of such counsel's knowledge, there are no adversarial legal or governmental proceedings pending relating to trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of the Company or any of its subsidiaries, and to the best of such counsel's knowledge no such adversarial proceedings are threatened or contemplated by governmental authorities or others;

                  (iv) Such counsel does not know of any contracts or other
            documents relating to the Company's or any of its subsidiaries' trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

                  (v) To the best of such counsel's knowledge, neither the
            Company nor any of its subsidiaries is infringing or otherwise violating any trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of others, and to the best of such counsel's knowledge there are no infringements by any of the Company's or any of its subsidiaries' trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights which in the judgment of such counsel could affect materially the use thereof by the Company or any of its subsidiaries; and

                  (vi) To the best of such counsel's knowledge, the Company or one of its subsidiaries owns or possesses sufficient licenses, or other rights to use all trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights necessary conduct the business now being or proposed to be conducted by the Company and its subsidiaries as described in the Prospectus.

            (g) At 10:00 a.m., Boston time, on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Ernst & Young LLP and Farber & Hass shall each have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

            (h) (i) Neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (i) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities,
(ii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Shares, or (iii) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, may materially and adversely affect the Company's business or earnings and make it impracticable or inadvisable to offer or sell the Shares;

            (j) The Shares to be sold by the Company at such Time of Delivery shall have been accepted for quotation, subject to notice of issuance, on the Nasdaq National Market System; and

            (k) Each director, executive officer and stockholder holding the Company's capital stock and holder of options to purchase the Company's capital stock shall have executed and delivered to you agreements in which such holder undertakes not to, directly or indirectly, offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase, make a distribution of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock held by such person, acquired by such person after the date hereof or which may be deemed to be beneficially owned (as defined in the rules and regulations of the Commission) by such person, for a period of 180 days following the date of the Prospectus, other than (i) with the prior written consent of Adams Harkness & Hill, Inc. or (ii) pursuant to a bona fide gift to a person or entity who agrees in writing to be bound by the provisions of the agreements set forth in this paragraph (k); and

            (l) The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of each Selling Stockholder, respectively, satisfactory to you, as to the accuracy of the representations and warranties of the Company and each of the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and each of the Selling Stockholders of all of their obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request.

      10. Indemnification and Contribution. (a) The Company agrees and each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each, a "Company Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse any Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; and, provided further, that the liability of each of the Selling Stockholders under the indemnity agreement in this Section 8 shall not exceed the total initial public offering price of the Shares sold by such Selling Stockholder under this Agreement, less underwriters' discounts. The indemnity contained in this
Section 10(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such loss, claim, damage or liability purchased the Shares which are subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of non-compliance by the Company.

            (b) Each Underwriter will indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration

Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use therein; and will reimburse any Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      11. Termination. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, each Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Selling Stockholder, or any officer or director or controlling person of the Company or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

      13. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 8 and Section 10 hereof; but, if for any other reason this Agreement is terminated, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 8 and
Section 10 hereof.

      14. Notice. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Representatives; and in dealing with any Selling Stockholder hereunder, you and the

Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109, Attention: Joseph
W. Hammer and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President, with a copy to John R. LeClaire, P.C., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109; and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholder at the address of such Selling Stockholder set forth in Schedule II hereto; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      14. Miscellaneous. (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

            (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

                 [Remainder of page intentionally left blank]

      Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-Fact by each Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.


                                     Very truly yours,

                                     NATROL, INC.


                                     By:___________________________
                                     Name:_________________________
                                     Title:________________________


                                     SELLING STOCKHOLDERS
                                     (Names in Schedule II to the Agreement)


                                     By:___________________________
                                     Name:_________________________
                                     Title: Attorney-in-Fact


Accepted as of the date
hereof at Boston, Massachusetts

ADAMS, HARKNESS & HILL, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
PIPER JAFFRAY INC.


By:______________________________
   (Adams, Harkness & Hill, Inc.
    On behalf of each of
      the Underwriters)

                                  SCHEDULE I

                                                            Number of
                                                            Optional
                                          Total             Shares to
                                          Number of         Purchased if
                                          Firm              Maximum
                                          Shares to be      Option
                                          Purchased         Exercised
                                          ---------         ---------
Adams, Harkness & Hill, Inc.........
NationsBanc Montgomery
  Securities LLC....................
Piper Jaffray Inc...................
                                          -----------       -------------

TOTAL...............................        3,940,000             591,000
                                          -----------       -------------
                                          -----------       -------------

                                 SCHEDULE II

                                               Total          Total Number
                                             Number of         of Optional
                                            Firm Shares        Shares to
                                            to be Sold           be Sold
                                            ----------           -------
The Company                                  3,200,000           295,500

The Selling Stockholders:

Elliott Balbert                                   ----           295,500
c/o Natrol, Inc.
21411 Prairie Street
Chatsworth, CA 91311

Norman Kahn                                    200,000              ----
c/o Natrol, Inc.
21411 Prairie Street
Chatsworth, CA  91311

Advent VII, L.P.                            [_________]
Advent Atlantic and                         [_________]
  Pacific III L.P.
Advent New York L.P.                        [_________]
TA Venture Investors                        [_________]
  Limited Partnership
c/o TA Associates, Inc.
High Street Tower
Suite 2500
125 High Street
Boston, MA  02110-2720
Attn:  P. Andrews McLane                                            ----

                                           -----------      ------------

TOTAL............................            3,940,000           591,000
                                           -----------      ------------
                                           -----------      ------------

                                    ANNEX I

      Pursuant to Section 9(g) of the Underwriting Agreement, Ernst & Young LLP, and Farber & Hass shall furnish letters to the Underwriters to the effect that:

      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

      (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected consolidated financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited consolidated financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

      (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

      (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited consolidated financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the


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      Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

            (B) any other unaudited consolidated income statement data and consolidated balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

            (C) the unaudited consolidated financial statements which were not included in the Prospectus but from which were derived any unaudited condensed consolidated financial statements referred to in Clause (A) and any unaudited consolidated income statement data and consolidated balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

            (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the combined long-term debt of the Company and its subsidiaries, or any decreases in combined net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (v) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
(iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


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